UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

April 22, 2008 (April 22, 2008)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 22, 2008, Vineyard National Bancorp (the “Registrant”) issued a press release announcing that it has scheduled a hearing with the NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”) on May 22, 2008 to review the NASDAQ Panel’s determination regarding the suspension and delisting of the Registrant’s common stock on The NASDAQ Global Select Market.  Pending a decision by the NASDAQ Panel, the Registrant’s common stock will remain listed under the ticker symbol VNBC on The NASDAQ Global Select Market. There can be no assurance that the NASDAQ Panel will grant the Registrant’s request for continued listing.

The Registrant also announced in the press release that it submitted a plan (the “Plan”) to The American Stock Exchange (“AMEX”) advising AMEX of action the Registrant has taken and will take that will bring the Registrant into compliance with Sections 134 and 1101 of the AMEX Company Guide.  If the AMEX Listings Qualifications Department accepts the Plan, the Registrant will remain listed during the period of the Plan, during which time the Registrant will be subject to periodic review to determine whether it is making progress consistent with the Plan.  If the AMEX Listings Qualifications Department does not accept the Plan, the Registrant will be subject to delisting proceedings.

A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 7.01, “Regulation FD Disclosure” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Vineyard National Bancorp dated April 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: April 22, 2008	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Vineyard National Bancorp dated April 22, 2008.